Form N-SAR
Dimensional Emerging Markets Value Fund Inc.
Question 77


I)	Please refer to:

1) The annual update to The Investment Company Act of
1940 Registration Statement on Form N-1A of
Dimensional Emerging Markets Value Fund Inc. filed on Post-Effective Amendment No. 15 with the
Securities and Exchange Commission on March 28,
2003.

2) The Investment Company Act of 1940 Registration
Statement on Form N-1A of Dimensional Emerging
Markets Value Fund Inc. filed on Post-Effective
Amendment No. 16 with the Securities and Exchange
Commission on May 21, 2003 regarding the valuation of securities listed on NASDAQ